As filed with the Securities and Exchange Commission on October 31, 2002
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

                                   ----------
Oregon                                   93-0256722
(State or other jurisdiction             (IRS Employer
of incorporation or organization)        Identification No.)

220 N.W. Second Avenue
Portland, Oregon                         97209
(Address of Principal                    (Zip Code)
Executive Offices)

                                   ----------
                          Northwest Natural Gas Company
      Restated Stock Option Plan (formerly known as 1985 Stock Option Plan)
                              (Full title of plan)

                                    C.J. Rue
                             220 N.W. Second Avenue
                             Portland, Oregon 97209
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 226-4211

                                    Copy to:

                                 Stuart Chestler
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------
                                          Proposed    Proposed
                                          Maximum     Maximum       Amount
                             Amount       Offering    Aggregate     of
Title of Securities          to Be        Price Per   Offering      Registration
to Be Registered             Registered   Share(1)    Price(1)      Fee
-------------------          ----------   ---------   ---------     ------------

Common Stock, $3 1/6
par value (including       1,200,000
attached Rights to         Shares         $29.20     $35,040,000      $3,224
Purchase Common Stock)

---------------------------------------------------------------------------------

 (1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $29.20, which was the average of the high and low prices of the Common Stock on October 29, 2002 as reported on the New York Stock Exchange.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

This Registration Statement incorporates the contents of the Registrant's Registration Statement on Form S-8 filed September 28, 1995, Registration No. 33-63017.

Item 8.   Exhibits.
          --------

4.1 Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

4.2       Bylaws of the Company, as amended. Incorporated by reference to
          Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-994.

4.3 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, as successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. Incorporated by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994.

4.4 Amendment No. 1, dated as of October 5, 2001, to Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (Mellon Investor Services LLC, as successor). Incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 0-994.

5.1       Opinion of Stoel Rives LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Stoel Rives LLP (included in Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon on the 31st day of October, 2002.

                                       NORTHWEST NATURAL GAS COMPANY

                                       By:  /s/ RICHARD G. REITEN
                                            ------------------------
                                            Richard G. Reiten
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                             Title                   Date
        ---------                             -----                   ----

/s/ RICHARD G. REITEN                   Principal Executive     October 31, 2002
--------------------------------          Officer, and Director
Richard G. Reiten
Chairman and Chief Executive
  Officer


/s/ BRUCE R. DeBOLT                     Principal Financial     October 31, 2002
--------------------------------          Officer
Bruce R. DeBolt
Senior Vice President, Finance,
and Chief Financial Officer


/s/ STEPHEN P. FELTZ                    Principal Accounting    October 31, 2002
--------------------------------          Officer
Stephen P. Feltz
Treasurer and Controller


/s/ JOHN D. CARTER                      Director                October 31, 2002
--------------------------------
John D. Carter


/s/ THOMAS E. DEWEY, JR.                Director                October 31, 2002
--------------------------------
Thomas E. Dewey, Jr.


/s/ C. SCOTT GIBSON                     Director                October 31, 2002
--------------------------------
C. Scott Gibson


/s/ TOD R. HAMACHEK                     Director                October 31, 2002
--------------------------------
Tod R. Hamachek


/s/ WAYNE D. KUNI                       Director                October 31, 2002
--------------------------------
Wayne D. Kuni


/s/ RANDALL C. PAPE                     Director                October 31, 2002
--------------------------------
Randall C. Pape


/s/ ROBERT L. RIDGLEY                   Director                October 31, 2002
--------------------------------
Robert L. Ridgley


/s/ DWIGHT A. SANGREY                   Director                October 31, 2002
--------------------------------
Dwight A. Sangrey


/s/ MELODY C. TEPPOLA                   Director                October 31, 2002
--------------------------------
Melody C. Teppola


/s/ RUSSELL F. TROMLEY                  Director                October 31, 2002
--------------------------------
Russell F. Tromley


/s/ RICHARD L. WOOLWORTH                Director                October 31, 2002
--------------------------------
Richard L. Woolworth

                                  EXHIBIT INDEX

Exhibit
Number    Document Description
--------  --------------------

4.1 Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

4.2       Bylaws of the Company, as amended. Incorporated by reference to
          Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-994.

4.3 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, as successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. Incorporated by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994.

4.4 Amendment No. 1, dated as of October 5, 2001, to Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (Mellon Investor Services LLC, as successor). Incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, File No. 0-994.

5.1       Opinion of Stoel Rives LLP.

23.1      Consent of Deloitte & Touche.

23.2      Consent of Stoel Rives LLP (included in Exhibit 5.1).